UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

----------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

----------

Date of Report (Date of earliest event reported): May 25, 2011

PEOPLES BANCORPORATION, INC.

Incorporated under the	Commission File No. 000-20616	I.R.S. Employer
laws of South Carolina		Identification No.
57-0951843

1818 East Main Street
Easley, South Carolina 29640

Telephone: (864) 859-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 25, 2011.  At that meeting, two matters were voted on as follows:

(1)           Five directors were elected to each serve three year terms.  The voting results were as follows:

Name	FOR	WITHHOLD	BROKER NON-VOTES

Nominees for three year terms expiring in 2014:
	3,519,693	73,913	0
Charles E. Dalton	3,489,825	103,781	0
George Weston Nalley	3,482,027	111,579	0
William R. Rowan, III	3,540,459	53,147	0
D. Gray Suggs	3,528,790	64,816	0
L. Andrew Westbrook, III			0

        One director was elected to serve a one year term.  The voting results were as follows:

Name	FOR	WITHHOLD	BROKER NON-VOTES

R. Riggie Ridgeway	3,485,586	108,020	0

The following directors’ terms of office continue after the Annual Meeting:

Timothy J. Reed (2012), Robert E. Dye, Jr. (2012), W. Rutledge Galloway (2012), E. Smyth McKissick, III (2012), William B. West (2012), Paul C. Aughtry, III (2013), R. David Land (2013), Eugene W. Merritt, Jr. (2013), George B. Nalley, Jr. (2013)

(2)           Shareholders also voted on a nonbinding proposal for approval of executive compensation.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

3,396,155	164,779	32,672	0

Pursuant to 12 C.F.R. 240.14a-20, no vote on the frequency of the vote on executive compensation was required at the 2011 Annual Meeting because the Company is a TARP recipient (as defined in 12 U.S.C. 5221(a)(3)), and the Company’s obligations arising from financial assistance provided under the TARP (as defined in 12 U.S.C. 5202(8)) remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEOPLES BANCORPORATION, INC.
(Registrant)

Date: May 25, 2011	By:	/s/ Robert E. Dye, Jr.
Robert E. Dye, Jr.
Senior Vice President (Principal Financial and Principal Accounting Officer)